Exhibit 99
PRESS RELEASE
For Immediate Release
MGM RESORTS INTERNATIONAL ANNOUNCES PRICING OF $1.5 BILLION
SENIOR SECURED NOTES OFFERING BY CITYCENTER HOLDINGS, LLC
Las Vegas, Nevada, January 14, 2011 — MGM Resorts International (NYSE: MGM) announced today that CityCenter Holdings, LLC priced $900 million aggregate principal amount of 7.625% senior secured first lien notes due 2016 and $600 million aggregate principal amount of 10.75% senior secured second lien PIK toggle notes due 2017. The interest rate on the senior secured second lien notes increases by 0.75% if CityCenter elects to pay interest in the form of additional debt. These transactions are expected to close on January 21, 2011.
CityCenter Holdings, LLC is a 50/50 joint venture of MGM Resorts International and Infinity World Development Corp. (a wholly owned subsidiary of Dubai World).
CityCenter plans to use the net proceeds from the offering, together with equal equity contributions from its owners totaling approximately $77 million, to reduce the principal balance of its existing senior secured credit facility from approximately $1.85 billion to $500 million, to establish an interest escrow for first lien indebtedness and to pay fees and expenses. The remaining $500 million balance of its senior secured credit facility will be extended to January, 2015 under an amended and restated senior secured credit facility. This senior secured credit facility will be pari passu with the 7.625% senior secured first lien notes.
The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that the proposed offering by CityCenter can be completed on any terms.
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Statements in this release which are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding CityCenter’s expectations to close on the sale of the notes and how CityCenter will use the proceeds of the offering. These forward-looking statements

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involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of gaming, hospitality and entertainment companies and for the joint venture’s indebtedness in particular. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.
Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 650-6947 or afeldman@mgmresorts.com
SOURCE: MGM RESORTS INTERNATIONAL

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